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                                                                     EXHIBIT 5.1


                       [Andrews & Kurth L.L.P. Letterhead]


                                August 11, 1999

Board of Directors
El Paso Energy Corporation
El Paso Energy Building
1001 Louisiana Street
Houston, Texas 77002

Gentlemen:

         We have acted as special counsel to El Paso Energy Corporation, a Delaware corporation (the "Company"), in connection with (i) the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-4 filed by the Company with the Commission on August 11, 1999 (the "Registration Statement"), relating to the registration of the offer by the Company to exchange up to $600,000,000 aggregate principal amount of its 6 5/8% Series B Senior Notes Due 2001 (the "Exchange Notes") for its existing 6 5/8% Series A Senior Notes Due 2001 (the "Existing Notes"). The Exchange Notes are proposed to be issued in accordance with the provisions of the Indenture relating to the Company's senior debt securities dated as of May 10, 1999, between the Company and The Chase Manhattan Bank, as Trustee, and the Second Supplemental Indenture thereto (collectively, the "Indenture").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the form of prospectus included therein and the documents incorporated by reference therein, (ii) the Company's Certificate of Incorporation and By-laws, each as amended to date, and (iii) the Indenture. We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

         In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies, (iii) the authenticity of the originals of such documents and (iv) as to the forms of all documents in respect of which forms were filed with the Commission or incorporated by reference as exhibits to the Registration Statement, the conformity in all material respects of such documents to the forms thereof that we have examined. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company and others.

         Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the qualifications and limitations set forth herein, we are of the opinion that (a) when


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El Paso Energy Corporation
July 28, 1999
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the Exchange Notes have been exchanged for Existing Notes in the manner described in the Registration Statement, (b) when the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, (c) when the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (d) when any applicable provisions of "blue sky" laws have been complied with:

         1. The Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York which are expressed to govern the same, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium (including, without limitation, all laws relating to fraudulent transfers), (ii) other similar laws relating to or affecting enforcement of creditors' rights generally, (iii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iv) limitations on the waiver of rights under usury laws, and

         2. The Exchange Notes will be entitled to the benefits of the Indenture.


         We express no opinion other than as to the federal laws of the United States of America to the extent specifically referred to herein, the laws of the State of New York and the Delaware General Corporation Law. We hereby consent to the to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Commission relating thereto.


                                        Very truly yours,


                                        /s/ ANDREWS & KURTH LLP